SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Soliciting Material Pursuant to Section 240.14a-12

A. SCHULMAN, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       Notice is hereby given that the Annual Meeting of Stockholders of A. Schulman, Inc. will be held at The Hilton Inn West, 3180 West Market Street, Akron, Ohio, on Thursday, December 9, 2004 at 10:00 A.M., local time, for the purpose of considering and acting upon:

      1. The election of four (4) Directors for a three-year term expiring in 2007;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending August 31, 2005; and

3.	The transaction of any other business as may properly come before the meeting and any adjournments thereof.

      Stockholders of A. Schulman, Inc. of record at the close of business on October 21, 2004 are entitled to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors

GARY J. ELEK
Secretary

Akron, Ohio

November 10, 2004

Your vote is important. Stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

      The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, such stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Corporation has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Corporation’s shares of Common Stock held through such brokerage firms. If your family has multiple accounts holding shares of Common Stock of the Corporation, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Corporation’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PERFORMANCE GRAPH
SELECTION OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
GENERAL INFORMATION

3550 West Market Street

Akron, Ohio 44333

PROXY STATEMENT

November 10, 2004

      The accompanying proxy is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on December 9, 2004, and any adjournments thereof.

      Stockholders of record at the close of business on October 21, 2004 (the record date) will be entitled to vote at the Annual Meeting. On that date the Corporation had issued and outstanding 30,473,045 shares of Common Stock, $1.00 par value. Each such share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 15,236,523 shares of Common Stock of the Corporation must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

      This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 10, 2004.

ELECTION OF DIRECTORS

      The Board of Directors of the Corporation presently is comprised of ten Directors. The Directors of the Corporation are divided into three classes. Classes I and II each consist of three Directors and Class III consists of four Directors. At the Annual Meeting, four Directors of Class III are to be elected to serve for three-year terms expiring in 2007 and until their respective successors are duly elected and qualified.

      Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for Director in accordance with the instructions set forth on the proxy card, it presently is intended that shares represented by proxies will be voted for the election as Directors of the four Class III nominees named in the table on the following page. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of these nominees. The Board of Directors recommends a vote FOR these nominees.

      All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a Director, an event that the Board of Directors does not now expect, the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. For election as a Director, a nominee must receive the affirmative vote of the holders of a majority of shares of Common Stock represented at the Annual Meeting in person or by proxy. Votes for a Director nominee that are marked “withheld” and broker non-votes (e.g., when a broker or other nominee holder does not have authority to vote on a specific issue) will not be counted as votes cast, but will count toward the determination of the presence of a quorum and have the same effect as votes cast against the proposal.

      The following information concerning each nominee and each Director continuing in office is based in part on information received from the respective nominees and Directors and in part on the Corporation’s records.

		First
	Principal Occupation During Past Five Years	Became
Name of Nominee or Director	and Age as of October 21, 2004	Director

Nominees to Serve Until 2007 Annual Meeting of Stockholders (Class III)

Terry L. Haines(1)	President and Chief Executive Officer of the Corporation since 1991; formerly, Chief Operating Officer of the Corporation, 1990-1991; Age 58	1990

Dr. Paul Craig Roberts(4)	Columnist for The Washington Times since 1988 and for Investor’s Business Daily since 1998; Chairman of Institute for Political Economy since 1985; nationally syndicated Columnist for Creators Syndicate since March, 1997; formerly, Distinguished Fellow, Cato Institute, 1993-1996; Columnist for Business Week, 1982-1998; William E. Simon Chair in Political Economy at Center for Strategic and International Studies, 1982-1993; and Assistant Secretary of Treasury for Economic Policy, 1981-1982; Age 65	1992

James A. Karman(2)(4)	Retired; formerly Vice Chairman, RPM International, Inc. (coatings, sealants and specialty chemicals) 1999-2002; formerly President of RPM International, Inc., 1978- 1999; and Chief Financial Officer of RPM International, Inc., 1982-1993; Age 67	1995

Joseph M. Gingo(3)(4)	Executive Vice President, Quality Systems and Chief Technical Officer of The Goodyear Tire & Rubber Company (tire and rubber manufacturing) since July, 2003; Senior Vice President for Technology and Global Products Planning of The Goodyear Tire & Rubber Company, 1999-2003; formerly, Vice President and General Manager of The Goodyear Tire & Rubber Company’s Engineered Products business unit, 1998-1999; and Vice President of The Goodyear Tire and Rubber Company’s Asia operations, 1995-1998; Age 59	2000
Continuing Directors Serving Until 2006 Annual Meeting of Stockholders (Class II)

James S. Marlen(2)(3)	Chairman of the Board of Ameron International Corporation (construction and industrial manufacturing) since January, 1995; President and Chief Executive Officer of Ameron International Corporation since June, 1993; formerly, Vice President, GenCorp., Inc. (aerospace, automotive, chemical and plastics) and President, GenCorp. Polymer Products, a subsidiary of GenCorp., Inc., 1988-1993; Age 63	1995

		First
	Principal Occupation During Past Five Years	Became
Name of Nominee or Director	and Age as of October 21, 2004	Director

Ernest J. Novak, Jr(2)	Retired; formerly, Partner of Ernst & Young LLP (public accounting), 1980-2003, including, most recently, Managing Partner of certain domestic offices, 1986-2003; Age 59	2003

Robert A. Stefanko(1)	Chairman of the Board of the Corporation since 1991; Executive Vice President — Finance and Administration of the Corporation since 1989; Age 61	1980
Continuing Directors Serving Until 2005 Annual Meeting of Stockholders (Class I)

Willard R. Holland(2)(3)(4)	Retired; formerly, Chairman of the Board of FirstEnergy Corp. (electric utility), 1996-1999; President and Chief Executive Officer, FirstEnergy Corp., 1993-1999; Chairman of the Board and Chief Executive Officer of FirstEnergy Corp.’s subsidiary, Pennsylvania Power Company, 1993-1999; formerly, Chief Operating Officer, Ohio Edison Company, 1991-1993; prior thereto Senior Vice President, Detroit Edison Company (electric utility), 1988-1991; Age 68	1995

Dr. Peggy Miller(3)(4)	President, South Dakota State University since January, 1998; prior thereto, Senior Fellow, National Center for Higher Education 1996-1998; President, The University of Akron 1992-1996; and Chancellor and Chief Executive Officer, Indiana University Northwest, 1984-1992; Age 67	1994

John B. Yasinsky(2)(3)	Retired; formerly, Chairman and Chief Executive Officer of Omnova Solutions, Inc. (decorative and building products and performance chemicals) 1999-2001; Chairman, GenCorp., Inc. (aerospace, automotive, chemical and plastics), 1995-1999; and President and Chief Executive Officer of GenCorp., Inc., 1995-1999; Age 65	2000

(1)	Member of Executive Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

(4)	Member of Compensation Committee

      Mr. Haines is a Director of FirstMerit Corporation and Ameron International Corporation. Mr. Holland is a Director of Davey Tree Expert Company. Mr. Karman is a Director of RPM International, Inc. Dr. Miller is a Director of The Lubrizol Corporation. Mr. Marlen is a Director of Ameron International Corporation. Mr. Novak is a director of BorgWarner Inc. and FirstEnergy Corp. Dr. Roberts is a Director of all 16 of the Value Line Mutual Funds. Mr. Stefanko is a Director of Davey Tree Expert Company. Mr. Yasinsky is a Director of CMS Energy Corporation.

Attendance at Meetings

      The Board of Directors held six meetings during the year ended August 31, 2004. All incumbent Directors attended at least seventy-five percent of the meetings of the Board of Directors and any committees thereof on which they served during the year. In accordance with the Corporation’s Corporate Governance Guidelines for the Board of Directors, Directors are expected to attend all meetings of the Board of Directors (although it is understood that, on occasion, a Director may not be able to attend a meeting). Directors are encouraged to attend the Annual Meetings of Stockholders. All of the members of the Board of Directors, except Mr. Marlen and Dr. Roberts, attended the Annual Meeting of Stockholders in December 2003.

Compensation of Directors

      Each Director of the Corporation who is not an employee of the Corporation receives an annual Director’s fee of $29,000, plus $1,500 for each Board or committee meeting attended. Further, any Director serving as a Chairman of the Audit Committee, the Compensation Committee or the Nominating Committee receives an additional annual fee of $7,500, $5,000 or $4,000 respectively. Each Director has the option to defer payment of all or a specified portion of his or her Director’s fees and to receive, in lieu thereof, a number of units equivalent to the amount to be paid, divided by the closing price of the Corporation’s Common Stock on the last business day of the prior year. Upon surrender of the units, the Director will receive a cash payment in an amount determined by multiplying the number of units times the market price of the Common Stock on the day before the surrender date. Pursuant to the Corporation’s 2002 Equity Incentive Plan, on February 2, 2004, each non-employee Director of the Corporation received an award of 2,000 restricted shares of Common Stock. The restricted stock grants vest on the fourth anniversary after the date awarded and the fair market value of the restricted shares granted to each such non-employee Director on the February 2, 2004 grant date was $35,220 (based upon the $17.61 closing price of the Corporation’s Common Stock on the date of grants).

CORPORATE GOVERNANCE

      The Corporation’s Board has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition, and committee structure, is able to provide informed, competent and independent oversight of the Corporation.

      In response to the enactment of the Sarbanes-Oxley Act and other developments in corporate governance, during 2003 and 2004 the Board has reviewed the Corporation’s corporate governance policies and committee charters to assure that the Board continues to meet fully its responsibilities to the Corporation’s stockholders and the investing public.

      Below is a description of the measures in place to assure that objective is met.

Corporate Governance Guidelines

      The Board has recently reviewed and adopted Corporate Governance Guidelines for the Board of Directors. These Corporate Governance Guidelines, which may be found on the Corporation’s website at www.aschulman.com, are intended to assure that the Corporation’s Director qualifications, Committee structure and overall Board processes provide good corporate governance and independent oversight of the Corporation’s management.

Director Independence

      Under the corporate governance listing standards of the Nasdaq National Market and the Corporation’s Corporate Governance Guidelines, a majority of the members of the Corporation’s Board of Directors must satisfy the Nasdaq National Market’s criteria for “independence”. The Board has determined that all Directors, other than Messrs. Haines and Stefanko, are independent under the Nasdaq National Market standards.

Board Committees

      The Board of Directors has established the following committees: Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Executive Committee

      The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board of Directors. In practice, the Executive Committee acts in place of the full Board of Directors only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board of Directors. All actions taken by the Executive Committee must be reported at the next Board meeting. The Executive Committee held no formal meetings during the year ended August 31, 2004, but took one action pursuant to a written consent resolution.

Audit Committee

      The Audit Committee of the Board of Directors operates under a written charter. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the accounting and financial reporting process of the Corporation, including the quality and integrity of the Corporation’s financial statements and other financial information provided by the Corporation to any governmental or regulatory body, the public or other users thereof; the Corporation’s compliance with legal and regulatory requirements; the qualifications, independence and performance of, and the Corporation’s relationship with, its independent auditors; the performance of the Corporation’s systems of internal accounting and financial controls; the performance of the Corporation’s systems of internal auditing; and the annual independent audit of the Corporation’s financial statements. The functions performed by the Audit Committee of the Board of Directors include (i) reviewing the financial statements with management and the independent auditors before publication; (ii) reviewing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements; (iii) reviewing with the Chief Executive Officer and the Chief Financial Officer any issues pertaining to the certifications required to accompany the filing of the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any other information required to be disclosed in connection therewith; (iv) overseeing the Corporation’s internal accounting and financial controls; (v) reviewing legal matters that may have a material impact on the Corporation’s financial statements or the Corporation’s compliance policies; (vi) establishing procedures for the proper handling of complaints concerning accounting or auditing matters; (vii) considering the compatibility of the auditor’s non-audit services with the auditor’s independence; (viii) reviewing and approving in advance the annual audit plan and scope of work of the independent auditor and reviewing with the independent auditor any audit-related concerns and management’s response; (ix) being directly responsible for the appointment, compensation, retention and oversight of the Corporation’s independent auditor; and (ix) pre-approving all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditor. Additionally, the Audit Committee is overseeing the Corporation’s program to comply with Section 404 of the Sarbanes-Oxley Act of 2002, which requires the Corporation to establish, maintain and assess adequate internal control structures and procedures for financial reporting. A more complete description of these and other Audit Committee functions is contained in the Audit Committee’s Charter, a copy of which is included as Appendix A to this Proxy Statement and is available on the Corporation’s website at www.aschulman.com.

      The Audit Committee held six meetings during the year ended August 31, 2004. In addition, the Audit Committee Chairman reviewed with PricewaterhouseCoopers LLP and the Corporation’s management, the Corporation’s interim financial results prior to the filing of each of the Corporation’s Quarterly Reports on Form 10-Q. Each of the members of the Audit Committee is independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board has also determined that Ernest J. Novak is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission.

Compensation Committee

      The Compensation Committee operates under a written charter. The primary purpose of the Compensation Committee is to supervise and, to the extent consistent with the Corporation’s Corporate Governance Guidelines, exercise the powers of the Board with respect to overseeing the use of corporate assets in compensating executive officers. The Compensation Committee has overall responsibility for executive succession planning (except for the Chief Executive Officer, which is the responsibility of the Nominating and Corporate Governance Committee), management development and approving and evaluating the incentive compensation plans, policies and programs of the Corporation. As set forth in the Compensation Committee’s Charter adopted by the Compensation Committee and the Board of Directors in 2004, the functions to be performed by the Compensation Committee of the Board of Directors include (i) setting the salary and other compensation of the Chief Executive Officer and the other executive officers of the Corporation; (ii) reviewing incentive compensation pools for the Corporation prior to the annual determination of individual cash and equity based incentive awards; (iii) approving all employment or change-in-control severance agreements, annuity contracts and benefit or perquisite plans or programs (other than broad-based employee plans or programs) proposed for executive officers and certain managers; (iv) periodically reviewing the Corporation’s compensation programs and policies to align them with the Corporation’s annual and long-term goals and the interests of the stockholders; and (v) administering, implementing and interpreting the Corporation’s long term incentive plans, including stock options, restricted stock, stock appreciation rights, performance incentives, and similar plans and arrangements. A more complete description of these and other Compensation Committee functions is contained in the Compensation Committee’s charter, which is available on the Corporation’s website at www.aschulman.com.

      The Compensation Committee held three meetings during the year ended August 31, 2004. The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee operates under a written charter. The primary purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become directors, recommend to the Board the candidates for election by stockholders or appointment by the Board to fill a vacancy, recommend to the Board the composition and Chairs of Board committees, develop and recommend to the Board guidelines for effective corporate governance, and lead an annual review of the performance of the Board and each of its committees. A more complete description of these and other Nominating and Corporate Governance Committee functions is contained in the Nominating and Corporate Governance Committee’s charter, which is available on the Corporation’s website at www.aschulman.com.

      In its role as the nominating body for the Board, the Nominating and Corporate Governance Committee reviews the credentials of potential Director candidates (including potential candidates recommended by stockholders), conducts interviews and makes formal recommendations to the Board for the annual and interim election of Directors. In making is recommendations, the Committee considers a variety of factors, including whether the individuals have demonstrated achievements in business, education or public service. In addition, the Committee considers whether the director candidate possesses the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board of Directors. The Committee also considers whether the director candidate possesses the highest ethical standards and a strong sense of professionalism, is prepared to serve the interests of all the stockholders and is able to make himself or herself available to the Board of Directors in the fulfillment of his or her duties. For those director candidates who are also employees of the Corporation, he or she should be members of the executive management of the Corporation who have or are in the position to have a broad base of information about the Corporation and its business. The Committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future.

      The Nominating and Corporate Governance Committee will consider recommendations for nomination to stand for election as directors those persons who are recommended to it in writing by any stockholder. Any stockholder wishing to recommend an individual to be considered by the Committee as a nominee for election as a director should send a signed letter of recommendation to the following address: A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333, Attention: Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Corporation may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The Nominating and Corporate Governance Committee does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by the Corporation’s Board members, execution officers or other sources.

      While the Nominating and Corporate Governance Committee did not hold any meetings in fiscal 2004, the Nominating and Corporate Governance Committee held a meeting on October 19, 2004, to nominate Messrs. Haines, Gingo and Karman and Dr. Roberts to the Board of Directors. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Code of Conduct

      The Board of Directors has adopted a Code of Conduct, available on the Corporation’s website at www.aschulman.com, for the Corporation’s employees, officers and directors. To further assure compliance, the Corporation maintains a worldwide hotline that allows employees to report confidentially any detected violation of its Code of Conduct.

Executive Sessions

      Executive sessions of non-management Directors (consisting of all Directors other than Messrs. Haines and Stefanko) are regularly scheduled and were held after each meeting of the Board of Directors during the year ended August 31, 2004.

Stockholder Communications with the Board of Directors

      Stockholders may send communications to the Board of Directors by mail or courier delivery addressed as follows: A. Schulman, Inc., c/o Corporate Secretary, 3550 West Market Street, Akron, Ohio 44333. In general, the Corporate Secretary will forward all such communications to the chairperson of the Nominating and Corporate Governance Committee. The Committee Chairperson in turn determines whether the communication should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board or the Chairman of a particular Board Committee, the Corporate Secretary forwards those communications directly to the Board member so addressed.

AUDIT COMMITTEE REPORT

      Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      The Audit Committee consists of the following members of the Corporation’s Board of Directors: Willard R. Holland, James A. Karman, James S. Marlen, Ernest J. Novak, Jr. and John B. Yasinsky.

      The Audit Committee has met, reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended August 31, 2004 with the Corporation’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Corporation’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

      Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

Willard R. Holland, Chairman
James A. Karman
James S. Marlen
Ernest J. Novak, Jr.
John B. Yasinsky

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      This report describes the Corporation’s executive compensation programs and the basis on which fiscal year 2004 compensation determinations were made by the Corporation’s Compensation Committee in respect of the executive officers of the Corporation, including the Chief Executive Officer and the other executive officers named in the compensation tables in this Proxy Statement.

      To ensure that the compensation program is administered in an objective manner, the Compensation Committee is comprised entirely of independent Directors. The duties of the Compensation Committee include determining the base salary level and bonus for the Chief Executive Officer and for all other executive officers, and approving the design and awards of all other elements of the executive pay program. The Compensation Committee further evaluates executive performance and addresses other matters related to executive compensation.

Compensation Policy and Overall Objectives

      In determining the amount and composition of executive compensation, the Compensation Committee’s goal is to provide a compensation package that will enable the Corporation to attract and retain talented executives, reward outstanding performance and link the interests of the Corporation’s executives to the interests of the Corporation’s stockholders. In determining actual compensation levels, the Compensation Committee considers all elements of the program in total, rather than any one element in isolation.

      The Compensation Committee members believe that each element of the compensation program should target compensation levels at rates that are reflective of current market practices. Offering market-comparable pay opportunities allows the Corporation to maintain a stable, successful management team.

      Competitive market data is provided periodically by an independent compensation consultant. The data provided compares the Corporation’s compensation practices to those of a group of comparison companies. The Corporation’s market data for compensation comparison purposes is comprised of a group of diversified manufacturing companies that have national and international business operations. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

      In establishing a comparison group for compensation purposes, the Compensation Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulae. Rather, the Compensation Committee exercises its discretion and makes its judgment after considering the factors it deems relevant.

      The key elements of the Corporation’s executive compensation are base salary, annual bonuses and long-term incentives. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive’s total compensation package.

Base Salaries

      The Compensation Committee regularly reviews each executive’s base salary. Base salaries for executives initially are determined by evaluating the executives’ respective levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven by individual performance and Corporation profitability. Individual performance is evaluated based on sustained levels of individual contribution to the Corporation.

      In determining Mr. Haines’ base salary in 2004, the Compensation Committee considered the Corporation’s financial performance for the prior year, Mr. Haines’ individual performance and his long-term contributions to the success of the Corporation. The Compensation Committee also compares Mr. Haines’

base salary to the base salaries of other chief executive officers. Mr. Haines’ base salary is reported in the Summary Compensation Table below.

Annual Bonuses

      The Corporation’s bonus program promotes the Corporation’s pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses based on individual performance. Annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

      Under the Corporation’s bonus program, the Corporation established a total target award for each executive officer approximately equal to the average award provided to persons holding similar positions at comparable companies. The award was measured by stated threshold, target, and maximum percentages of salary. The executive officer’s actual award was increased or decreased for the total target award based upon both Corporation and individual performance. Approximately one-half of the total target award potential was determined by the financial performance of the Corporation. This financial performance portion of the bonus was based upon (i) the world-wide performance of the Corporation for Mr. Haines, the President and Chief Executive Officer, and for the Chairman and Chief Financial Officer and (ii) the Corporation’s performance in North America for all other officers. The remaining one-half of the total target award level was based upon each executive officer’s individual performance. The Corporation did not meet the financial performance goals set under its bonus program with respect to 2004 for the financial performance portion of such bonuses. Mr. Haines’ 2004 bonus award, based on his individual performance, is reported in the Summary Compensation Table below.

Long-Term Incentives

      Long-term incentives previously were provided pursuant to the Corporation’s 1991 Stock Incentive Plan (the “1991 Plan”). The 1991 Plan expired on December 5, 2001. As a result, the Board of Directors adopted, and the stockholders of the Corporation approved, the 2002 Equity Incentive Plan in order to continue providing long-term incentives to its executives.

      In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Compensation Committee makes annual decisions regarding appropriate stock-based grants for each executive. When determining these awards, the Compensation Committee considers the Corporation’s financial performance in the prior year, the executives’ respective levels of responsibility, prior experience, and historical award data, and compensation practices at the comparison companies.

Options

      On October 22, 2003, options to purchase shares of the Corporation’s Common Stock were granted to its executive officers, including options to purchase 130,000 shares granted to Mr. Haines. These options were granted as compensation for performance in fiscal 2003 pursuant to the 2002 Equity Incentive Plan at an option price equal to the fair market value of such shares on the date of grant. On October 22, 2004, stock options were granted to certain of the Corporation’s executive officers, including options to purchase 130,000 shares granted to Mr. Haines. These options were granted in fiscal 2005 as compensation for performance in fiscal 2004 under the 2002 Equity Incentive Plan at the fair market value ($19.85) of such shares on the date of grant (which was determined under the 2002 Equity Incentive Plan as the closing price of the Corporation’s Common Stock on the date of grant). Accordingly, stock options granted have value only if the stock price appreciates following the date the options were granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership of the Corporation. These stock options become exercisable at the rate of 33% per year commencing on the first anniversary of the date of grant of the option, so long as the optionee remains employed by the Corporation or a subsidiary.

      In setting the October 22, 2004 stock option grant to Mr. Haines, the Compensation Committee considered the Corporation’s financial performance for the prior year, Mr. Haines’ individual performance and his long-term contributions to the success of the Corporation.

Restricted Stock

      On October 22, 2003, restricted stock was awarded to the Corporation’s executive officers, including an award of 13,000 shares of restricted stock made to Mr. Haines. This restricted stock was awarded as compensation for performance in fiscal 2003 pursuant to the 2002 Equity Incentive Plan. On October 22, 2004, restricted stock awards were made to certain of the Corporation’s executive officers, including Mr. Haines who received an award of 15,000 shares of restricted stock. Such restricted stock was awarded in fiscal 2005 as compensation for performance in fiscal 2004 under the 2002 Equity Incentive Plan. Dividends on restricted stock awards are accrued until the lapse of restrictions on the restricted stock and are paid out thereafter. The restricted stock awards vest on the fourth anniversary after the date awarded. Because of its vesting requirements, restricted stock enhances the Corporation’s ability to maintain a stable executive team, focused on the Corporation’s long-term success. Restricted stock provides executives with an immediate link to stockholder interests. In determining Mr. Haines’ October 22, 2004 restricted stock award, the Compensation Committee considered the Corporation’s financial performance for the prior year, Mr. Haines’ individual performance and his long-term contributions to the success of the Corporation.

Supplemental Executive Retirement Plan

      The Corporation’s Supplemental Executive Retirement Benefits Plan (the “SERP”) provides retirement benefits to executive officers named as participants by the Board. Messrs. Haines and Stefanko are currently the only officers of the Corporation that are eligible to participate in the SERP. Under the SERP, a participant will earn a pension benefit that is equal to thirty percent of his or her final average plan compensation, plus an additional 1% for each year of service, up to a maximum of thirty such years. Thus, a participant who retires with thirty or more years of service will receive an annual benefit equal to sixty percent of the participant’s final average plan compensation. The pension benefits payable under the SERP are reduced by the actuarial value of certain other plan and deferred compensation that is payable to the participant.

      The following table shows estimated annual benefits payable on retirement at age 65 to SERP participants.

	Years of Service
Average
Compensation	15	20	25	30	35

$200,000	$90,000	$100,000	$110,000	$120,000	$120,000
$300,000	$135,000	$150,000	$165,000	$180,000	$180,000
$400,000	$180,000	$200,000	$220,000	$240,000	$240,000
$500,000	$225,000	$250,000	$275,000	$300,000	$300,000
$600,000	$270,000	$300,000	$330,000	$360,000	$360,000
$700,000	$315,000	$350,000	$385,000	$420,000	$420,000
$800,000	$360,000	$400,000	$440,000	$480,000	$480,000
$900,000	$405,000	$450,000	$495,000	$540,000	$540,000
$1,000,000	$450,000	$500,000	$550,000	$600,000	$600,000
$1,100,000	$495,000	$550,000	$605,000	$660,000	$660,000

      For purposes of determining pension benefits payable under the SERP, final average plan compensation is the participant’s average annual compensation for the highest thirty-six month period in the participant’s last sixty months of employment, and takes into account the participant’s base salary and cash bonuses.

      The pension benefits payable under the SERP are reduced by the actuarial equivalent of (1) the participant’s primary social security benefits, (2) benefits payable to the participant under each of the Corporation’s Profit Sharing Plan and Non-Qualified Plan described below, and (3) benefits payable to the participant under the deferred compensation agreements described below (without regard to any forfeiture of or other loss of benefits that may occur under such arrangements on account of a termination for cause or any other reason).

      SERP benefits are payable as a monthly pension, generally beginning at age 65 or after the participant’s retirement, if later. If a participant retires at or after age 55 with ten years of service, the Board may grant the participant payment before age 65 in an actuarially reduced amount. If a participant becomes totally and permanently disabled and has ten years of service, the Board may grant the participant payment before age 65 in an actuarially reduced amount.

      In general, SERP pension payments are payable to the participant as a life annuity (i.e. for the lifetime of the participant). Participants may elect to receive SERP pension payments in various optional forms of payment that are the actuarial equivalent of the participant’s life annuity. However, a lump sum form of payment will only be made with the consent of the Board of Directors of the Corporation.

      The final average plan compensation of Messrs. Haines and Stefanko was $772,750 and $553,583 respectively, as of August 31, 2004. As of August 31, 2004, Messrs. Haines and Stefanko have been credited with thirty-eight and thirty-two years of service, respectively, for purposes of the SERP.

The Compensation Committee:

Willard R. Holland, Chairman
Joseph M. Gingo
James A. Karman
Dr. Peggy Miller
Dr. Paul Craig Roberts

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation paid or to be paid by the Corporation and its subsidiaries in respect of services rendered during the Corporation’s last three fiscal years to the Corporation’s Chief Executive Officer and each of the four most highly compensated executive officers (as measured by salary and bonus) whose aggregate salary and bonus during the fiscal year ended August 31, 2004, exceeded $100,000:

Summary Compensation Table

				Long-Term
				Compensation

				Awards
		Annual
		Compensation(1)		Restricted
	Fiscal			Stock		Options		All Other
Name and Principal Position	Year	Salary	Bonus	Award(s)		(#)		Compensation

Terry L. Haines	2004	$550,000	$165,000	$297,750	(2)	130,000	(3)	$75,755	(4)
President and Chief Executive	2003	$550,000	$165,000	$234,260		130,000		$72,534
Officer	2002	$525,000	$363,250	$181,870		130,000		$68,484
Robert A. Stefanko	2004	$395,000	$118,500	$178,650	(2)	90,000	(3)	$60,255	(4)
Chairman of the Board of Directors,	2003	$395,000	$118,500	$162,180		90,000		$57,034
Chief Financial Officer and Executive	2002	$375,000	$258,750	$125,910		90,000		$53,484
Vice President — Finance and Administration
Ronald G. Andres	2004	$165,000	$55,000	$119,100	(2)	20,000	(3)	$17,589	(4)
Vice President — North	2003	$165,000	$50,000	$90,100		17,000		$17,610
American Manufacturing	2002	$155,000	$55,000	$41,970		14,000		$16,610
Barry Rhodes	2004	$175,000	$60,000	$138,950	(2)	22,000	(3)	$18,589	(4)
Vice President — North American	2003	$165,000	$50,000	$90,100		20,000		$17,610
Sales and Marketing	2002	$144,250	$52,000	$41,970		14,000		$15,535
John M. Myles	2004	$169,000	$28,000	$39,700	(2)	12,000	(3)	$17,989	(4)
Vice President — Research and	2003	$169,000	$25,000	$36,040		12,000		$17,950
Development	2002	$162,500	$48,000	$30,778		12,000		$17,300

(1)	Includes amounts earned in fiscal year, whether or not deferred.

(2)	No grants of restricted stock were made during fiscal 2004, except for awards of shares of restricted stock made to the named executive officers on October 22, 2003 in respect of fiscal 2003, which restricted stock awards were made under the 2002 Equity Incentive Plan and are reflected above as 2003 restricted stock awards. In fiscal 2005, awards of restricted stock were made to certain of the named executive officers in respect of fiscal 2004 under the 2002 Equity Incentive Plan. The amount set forth in respect of each named executive officer represents these awards of restricted stock in respect of fiscal 2004, valued at the closing market price of the Corporation’s Common Stock on the date of grant ($19.85). The total number of restricted shares held and the aggregate market value at August 31, 2004 (based upon the closing market price at August 31, 2004 of $20.06) in respect of each named executive officer are as follows: Mr. Haines held 53,000 shares valued at $1,063,180; Mr. Stefanko held 36,000 shares valued at $722,160; Mr. Andres held 12,400 shares valued at $248,744; Mr. Rhodes held 10,600 shares valued at $212,636; and Mr. Myles held 8,600 shares valued at $172,516. Dividends accrue but are not paid on the restricted shares until the restrictions thereon lapse.

(3)	As described below under the heading, “Compensation of Executive Officers — Stock Options”, these options were granted in fiscal 2005 in respect of fiscal 2004 under the 2002 Equity Incentive Plan.

(4)	Amounts shown include the following: Corporation contributions to Profit Sharing Plan — $20,000 for each of Messrs. Haines and Stefanko, $16,500 for Mr. Andres, $17,500 for Mr. Rhodes and $16,900 for Mr. Myles; amounts accrued by the Corporation for the fiscal year ended August 31, 2004 under non-qualified profit sharing plan — $35,000 for Mr. Haines and $19,500 for Mr. Stefanko; Corporation payments of term life insurance premiums — $1,089 for each named executive officer; and Director’s fees received from the Corporation’s Belgian subsidiary — $19,666 for each of Messrs. Haines and Stefanko.

Stock Options

      No stock options were granted to the named executive officers during fiscal 2004 except for options to purchase shares granted to the named executive officers on October 22, 2003 in respect of fiscal 2003, which option awards were made under the 2002 Equity Incentive Plan. However, stock options were granted to certain of the named executive officers in fiscal 2005 in respect of fiscal 2004 pursuant to the 2002 Equity Incentive Plan. The following table contains information concerning the grant of stock options in respect of fiscal 2004 to the named executive officers. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $32.33 and $51.49, respectively. No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders proportionately. Actual gains, if any, on an option exercise are dependent upon future performance of the Corporation’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants in Respect of Fiscal 2004
					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
		Options	Exercise		Stock Price Appreciation for
		Granted to	or Base		10-Year Option Term
	Options	Employees for	Price (3)	Expiration
Name	(#)Granted (1)	Fiscal Year(2)	($/Sh)	Date	5%($) (4)	10%($) (4)

Terry L. Haines	130,000	23.02%	$19.85	10/22/2014	$1,622,863	$4,112,652
Robert A. Stefanko	90,000	15.94%	$19.85	10/22/2014	$1,123,520	$2,847,221
Ronald G. Andres	20,000	3.54%	$19.85	10/22/2014	$249,671	$632,716
Barry A. Rhodes	22,000	3.90%	$19.85	10/22/2014	$274,638	$695,987
John M. Myles	12,000	2.13%	$19.85	10/22/2014	$149,803	$379,629

(1)	All options for shares of Common Stock were granted pursuant to the 2002 Equity Incentive Plan. Such options become exercisable at the rate of thirty-three percent per year commencing on the first anniversary of the date of grant of the option, so long as the optionee remains employed by the Corporation or a subsidiary.

(2)	Based on 564,650 options granted to all employees.

(3)	Fair market value on the date of grant.

(4)	The share price represents the price of the Common Stock if the assumed annual rates of stock price appreciation are achieved. If the named executive officers realize these values, the Corporation’s stockholders will realize aggregate appreciation in the price of the 30,473,045 shares of Common Stock issued and outstanding as of October 21, 2004 of $380.4 million or $964.0 million, respectively, over the ten-year term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying	Value of
	Shares		Unexercised Options at	Unexercised In the Money
	Acquired on	Value	Fiscal Year-End	Options at Fiscal Year-End
Name	Exercise	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Terry L. Haines	197,083	$1,002,163	37,500/245,417	$277,969/$1,007,256
Robert A. Stefanko	145,000	$749,625	30,000/165,000	$222,375/$651,150
Ronald G. Andres	17,000	$69,005	16,666/29,934	$114,138/$112,007
Barry A. Rhodes	9,666	$52,043	6,000/31,834	$44,997/$114,682
John M. Myles	31,500	151,239	8,250/24,125	$61,153/$101,461

(1)	Amounts shown reflect the difference between the exercise price paid by the executive officer for Common Stock acquired upon the exercise of options and the fair market value of the Common Stock on the date of exercise.

(2)	The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price per share of Common Stock on August 31, 2004 of $20.06.

Employment Contracts and Change-In-Control Arrangements

      The Corporation has employment agreements with Messrs. Haines, Stefanko, Andres, Rhodes, Myles and certain other senior personnel. The employment agreements of Messrs. Haines, Stefanko, Andres, Rhodes and Myles have an initial three-year term. Such agreements automatically are extended at the end of each month for an additional month unless prior notice of termination is given, to constitute at all times a three-year agreement; provided, however, that no such monthly extension shall occur after August 31, 2008, January 31, 2005, December 31, 2011, August 31, 2022 or October 31, 2005, respectively. The employment agreements provide that in the event employment is terminated following a merger, consolidation, liquidation, or other change in control (collectively, “Change in Control”) of the Corporation for any reason except for termination by the Corporation for cause, termination for death or disability or termination by the employee without good reason, the employee shall be paid a lump sum amount equal to a multiple (equal to the initial term of such agreement) of the sum of (i) the higher of his annual salary payable prior to the event causing the termination or salary payable prior to the Change in Control, plus (ii) an amount equal to the higher of his bonus earned in the preceding fiscal year or the average bonus earned in the most recent three fiscal years. In addition, upon such a termination of employment following a Change in Control, each of the employment agreements provides that the employee also will continue to receive certain insurance benefits not provided to the employee by another source after termination, for a period of time equal to the original term of such employee’s employment agreement, and the employee will be paid a lump sum amount equal to the sum of (i) any unpaid annual incentive compensation previously awarded to the employee, the payment of which was contingent only upon continued employment, and (ii) a pro rata portion of his bonus for the fiscal year in which the termination occurred. Additionally, during the one-month period beginning with the first day of the month immediately following the first anniversary of a Change in Control, the employment agreements of Messrs. Haines and Stefanko provide that they may terminate their employment for any reason and will still be entitled to the Change-in-Control payments described above. If the Corporation terminates an employee’s employment without cause prior to the expiration of the term of the employment agreement and prior to a Change in Control, the employee shall receive his salary for the remaining term of his employment agreement, plus a bonus each year for the remaining term of his agreement in an amount equal to fifty percent of his average annual bonus during the most recent five calendar years of employment. If the employee’s employment is terminated by reason of death, the Corporation shall pay a lump sum amount equal to sixty percent of the employee’s salary for twenty-four months. In addition, the amounts described above payable under the employment agreements for Messrs. Haines and Stefanko shall be “grossed up” to cover certain taxes payable by the employee on certain of the amounts paid to such employee in respect of a Change in Control of the Corporation. Notwithstanding the foregoing, in respect of the employment agreements of Messrs. Andres, Rhodes and Myles, the Corporation is not obligated to pay any amount that is in excess of the maximum amount that it can deduct for federal income tax purposes. These employment agreements may tend to discourage a takeover attempt of the Corporation inasmuch as a Change in Control of the Corporation could result in increased compensation expense.

      The Corporation has a qualified Profit Sharing Plan (the “Profit Sharing Plan”) that provides that in any year the Corporation’s Board of Directors, in its discretion, may authorize the payment of contributions to the Corporation’s Profit-Sharing Trust, which contributions are allocated among participants. The maximum amount that may be allocated to a participant generally is limited to the lesser of (i) $40,000 or (ii) one hundred percent of the participant’s compensation. Participation in the Profit Sharing Plan is available to all salaried employees of the Corporation (and participating subsidiaries) who are employed on the last day of the Profit Sharing Plan year. Benefits under the Profit Sharing Plan vest in accordance with a specified formula that provides for partial vesting starting after three years of employment with the Corporation and full vesting after seven years of employment with the Corporation. The assets of the Profit-Sharing Trust are invested, and each participant’s account reflects the aggregate investment performance of the Trust assets. For the fiscal year ended August 31, 2004, the amounts contributed to the Profit Sharing Plan accounts of the persons listed in the Summary Compensation Table were: $20,000 for each of Messrs. Haines and Stefanko, $16,500 for Mr. Andres, $17,500 for Mr. Rhodes and $16,900 for Mr. Myles.

      The Corporation also has a non-qualified Profit Sharing Plan (the “Non-Qualified Plan”) pursuant to which the Corporation may accrue certain amounts for the benefit of the Non-Qualified Plan’s participants, in order to restore to such participants amounts not available to them under the Profit Sharing Plan due to certain limitations thereunder. Benefits under the Non-Qualified Plan vest in accordance with a specified formula that provides for partial vesting starting after three years of employment with the Corporation and full vesting after seven years of employment with the Corporation. In addition, upon a Change in Control of the Corporation, benefits become fully vested. Amounts accrued by the Corporation under the Non-Qualified Plan for the benefit of each participant reflect the investment performance that would have been realized had a corresponding amount been invested for the benefit of such participant during such year in the Profit Sharing Trust pursuant to the Profit Sharing Plan. For the fiscal year ended August 31, 2004, the amounts accrued (excluding the assumed investment based performance earnings thereon) by the Corporation pursuant to the Non-Qualified Plan for the benefit of the persons listed in the Summary Compensation Table were: Mr. Haines, $35,000, and Mr. Stefanko, $19,500.

      The Corporation also has deferred compensation agreements with Messrs. Haines and Stefanko, providing for the payment of benefits for ten years following retirement, disability or death in the annual amount of $100,000 for Mr. Haines and $100,000 (under two agreements for $50,000 each) for Mr. Stefanko. The effective dates of Mr. Haines’ Agreement is 1991 and of Mr. Stefanko’s two agreements are 1985 and 1991. No additional benefits are payable under the agreements upon a Change in Control of the Corporation; however, payment of all of the benefits of Messrs. Haines and Stefanko will be accelerated in the event of a termination of employment following certain Changes in Control. The Corporation owns and is the beneficiary of life insurance policies upon the lives of Messrs. Haines and Stefanko, in the amount of $1,000,000 each.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of October 22, 2004 in respect of beneficial ownership of shares of the Corporation’s Common Stock by each Director, by each named executive officer, by all Directors and executive officers as a group, and by each person known to the Corporation to own 5% or more of its Common Stock:

	Amount and Nature
	of Beneficial		Percent of
Name	Ownership(1)(2)		Outstanding

Directors and Executive Officers
Terry L. Haines	289,666		*
Robert A. Stefanko	201,662	(3)	*
Ronald G. Andres	56,101		*
Barry A. Rhodes	36,533		*
John M. Myles	29,175		*
Dr. Peggy Miller	9,167		*
James S. Marlen	9,667		*
Dr. Paul Craig Roberts	5,972		*
Willard R. Holland	11,167		*
James A. Karman	11,167		*
Joseph M. Gingo	7,167		*
John B. Yasinsky	8,167		*
Ernest J. Novak, Jr.	5,200		*
All Directors and Executive Officers as a group (15 persons)	714,538		2.3%

5% or Greater Stockholders
Mac-Per-Wolf Company/ Janus Small Cap Value Fund 310 S. Michigan Avenue, Suite 2600 Chicago, Illinois 60604	1,740,729	(4)	5.7%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	1,647,889	(5)	5.4%

Snyder Capital Management, L.P./ Snyder Capital Management, Inc. 350 California Street Suite 1460 San Francisco, CA 94104	1,629,200	(6)	5.3%

Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East 7th Floor Teaneck, N.J. 07666	1,709,615	(7)	5.6%

Royce & Associates LLC 1414 Avenue of Americas New York, NY 10019	2,100,300	(8)	6.9%

*	Less than 1% of the shares outstanding

(1)	Includes the following number of shares that are not owned, but can be purchased within sixty days upon the exercise of options granted under the Corporation’s 1991 Stock Incentive Plan, 1992 Non-Employee Directors’ Stock Option Plan and/or 2002 Equity Incentive Plan: 129,166 by Terry L. Haines; 84,000 by Robert A. Stefanko; 27,001 by Ronald G. Andres; 17,333 by Barry A. Rhodes; 16,250 by John M. Myles; 4,167 by each of Dr. Peggy Miller, James A. Karman and Willard R. Holland; 1,667 by each of Dr. Paul Craig Roberts and James S. Marlen; 3,167 by each of John B. Yasinsky and Joseph M. Gingo; and 309,585 by all Directors and executive officers as a group.

(2)	Includes the following number of restricted shares of Common Stock awarded under the Corporation’s 1991 Stock Incentive Plan, 1992 Non-Employee Directors’ Stock Option Plan and/or 2002 Equity Incentive Plan: 68,000 for Terry L. Haines; 45,000 for Robert A. Stefanko; 18,400 for Ronald G. Andres; 17,600 for Barry A. Rhodes; 10,600 for John M. Myles; 4,000 for each of Dr. Paul Craig Roberts, Dr. Peggy Miller, Willard R. Holland, James A. Karman, James S. Marlen, John B. Yasinsky and Joseph M. Gingo; 2,000 for Mr. Novak; and 202,000 for all Directors and executive officers as a group.

(3)	Includes 30,166 shares held by the Trust for Barbara J. Stefanko, Barbara J. Stefanko Trustee.

(4)	As reported in a Schedule 13G/ A dated and filed with the Securities and Exchange Commission on July 12, 2004, Mac-Per-Wolf Company beneficially owns, has the sole power to vote or direct the voting of, and has the sole power to dispose or direct the disposition of an aggregate of 1,740,729 shares of the Corporation’s Common Stock. According to its Schedule 13G/ A, Mac-Per-Wolf Company is a parent holding company that made such Schedule 13G/ A filing on behalf of PWMCO, LLC, a wholly-owned subsidiary of Mac-Per-Wolf Company that is both a registered broker dealer and a registered investment adviser, and Perkins, Wolf, McDonnell and Company, LLC, a subsidiary of Mac-Per-Wolf Company that is a registered investment adviser that provides investment advice to Janus Small Cap Value Fund as one of its managed portfolios. Mac-Per-Wolf Company advised that Janus Small Cap Value Fund holds an aggregate of 984,328 of the 1,740,729 shares of the Corporation’s Common Stock beneficially owned by Mac-Per-Wolf Company.

(5)	As reported in a Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission on February 17, 2004 by Barclays Global Investors, N.A. and a group of affiliated entities. The Schedule 13G states that (a) Barclays Global Investors, N.A., beneficially owns, has the sole power to vote and has the sole power to dispose of an aggregate of 1,086,825 shares of the Corporation’s Common Stock and (b) Barclays Global Fund Advisors beneficially owns, has the sole power to vote and has the sole power to dispose of an aggregate of 561,064 shares of the Corporation’s Common Stock. According to the Schedule 13G, the shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	As reported in a Schedule 13G/ A dated February 13, 2004 and filed with the Securities and Exchange Commission on February 17, 2004, by Snyder Capital Management, L.P. (“SCMLP”) and Snyder Capital Management, Inc. (“SCMI”). The Schedule 13G/ A states that SCMI is a wholly owned subsidiary of Nvest Holdings, Inc., which is a wholly owned subsidiary of Nvest Companies, L.P. (“Nvest Companies”). Nvest Companies is the sole limited partner of SCMLP. The general partner of Nvest Companies is CDCAM North America, LLC. CDCAM North America Corporation (“CDCAM NA”) is the sole limited partner of Nvest Companies. CDCAM NA is a wholly owned subsidiary of CDC Asset Management S.A., which is owned by CNP Assurances, Caisse Nationale des Caisses E’Epargne and CDC Finance, each of which is owned by Caisse Nationale des Consignations (“CDC”). According to the Schedule 13G/ A, SCMI and Nvest Companies operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and SCMLP and not by Nvest Companies or any entity controlling Nvest Companies and SCMI and SCMLP do not consider Nvest Companies or any entity controlling Nvest Companies to have any direct or indirect control over the securities held in managed accounts. As reported in the Schedule 13G/ A, each of SCMLP and SCMI has shared voting power over 1,509,000 shares of the Corporation’s Common Stock and has shared dispositive power over 1,629,200 shares of the Corporation’s Common Stock.

(7)	As reported in a Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission on February 12, 2004. According to its Schedule 13G, Systematic Financial Management, L.P. has the sole power to vote or to direct the vote of 1,217,149 shares of the Corporation’s Common Stock and has the sole power to dispose or direct the disposition of 1,709,615 shares of the Corporation’s Common Stock.

(8)	As reported in a Schedule 13G dated and filed with the Securities and Exchange Commission on February 11, 2004.

PERFORMANCE GRAPH

      The following graph compares total stockholder returns in respect of shares of the Corporation’s Common Stock over the last five fiscal years (i.e. the cumulative changes over the past five-year period of $100 invested) to the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Standard & Poor’s 500 Specialty Chemicals Index (“S&P Specialty Chemicals”). Total return values for shares of the Corporation’s Common Stock, S&P 500 and S&P Specialty Chemicals were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends on a quarterly basis. The stockholder returns shown on the graph below are not necessarily indicative of future performance.

      The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

	8/99	8/00	8/01	8/02	8/03	8/04

A. Schulman, Inc.	$100.00	$70.03	$83.53	$131.94	$103.42	$133.11
S & P 500	$100.00	$116.31	$87.98	$72.16	$80.82	$90.06
S & P 500 Specialty Chemicals	$100.00	$73.66	$93.33	$102.65	$107.48	$123.90

SELECTION OF AUDITORS

      The Audit Committee of the Board of Directors of the Corporation has selected PricewaterhouseCoopers LLP as independent auditors to examine the books, records and accounts of the Corporation and its subsidiaries for the fiscal year ending August 31, 2005. In accordance with past practice, this selection is being presented to stockholders for ratification or rejection at this Annual Meeting. The Audit Committee and the Board of Directors each recommends that such selection be ratified.

      PricewaterhouseCoopers LLP was the independent auditors of the Corporation for the fiscal year ended August 31, 2004, and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

      For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Votes on the ratification of PricewaterhouseCoopers LLP marked “abstain” and broker non-votes will not be counted as votes cast, but will count toward the determination of the presence of a quorum and have the same effect as votes cast against the proposal. If the resolution is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting as the independent auditor of the Corporation, or if its employment is discontinued, the Audit Committee will appoint other public auditors whose continued employment after the 2005 Annual Meeting of Stockholders will be subject to ratification by stockholders.

Fees Billed by Independent Auditors

      Set forth below are the aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP, its independent auditor for fiscal 2004 and fiscal 2003.

	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$1,010,600	$853,200
Audit-Related Fees(2)	$490,600	$91,400
Tax Fees(3)	$757,079	$341,600
All Other Fees(4)	$0	$5,000

(1)	Comprised of the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Corporation’s consolidated financial statements and its limited reviews of the Corporation’s unaudited consolidated interim financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, as well as statutory audits of the Corporation’s subsidiaries and consents to SEC filings.

(2)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for Sarbanes-Oxley Section 404 advisory services, consultations regarding financial accounting and reporting and employee benefit plan audits.

(3)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for tax planning and advice and domestic and foreign tax compliance and tax return preparation.

(4)	Comprised of other advisory services rendered by PricewaterhouseCoopers LLP.

Pre-Approval of Fees

      The Audit Committee pre-approves the audit and non-audit services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chairman, provided that the pre-approval is to be reviewed with the Audit Committee at its next regular meeting. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the Corporation’s knowledge, all such persons timely filed their respective reports during the year ended August 31, 2004, except that Dr. Peggy Miller, James A. Karman, Willard R. Holland, John M. Myles and Ronald G. Andres each filed a report of one transaction after its due date.

OTHER MATTERS

      The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. The Corporation’s Bylaws describe procedures, including minimum notice provisions, for stockholder nomination of Directors and submission of other stockholder business to be transacted before the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333. If any such stockholder proposals or other business to be transacted properly come before the Annual Meeting, it is intended that shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

GENERAL INFORMATION

Voting of Proxies

      Shares represented by properly executed proxies will be voted at the meeting, and if a stockholder has specified how the shares represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that shares represented by proxies on which no specification has been made will be voted (i) for the election of Directors and (ii) for the ratification of the selection of the independent auditors.

Stockholder Proposals

      Any stockholder who intends to present a proposal at the annual meeting in the year 2005 must deliver the proposal to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333:

•	Not later than July 13, 2005, if the proposal is submitted for inclusion in the Corporation’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not earlier than September 10, 2005 and not later than October 10, 2005, if the proposal is submitted pursuant to the Corporation’s Bylaws. The Corporation reserves the right to exercise discretionary voting authority on such proposal if a stockholder has failed to submit the proposal within such September 10, 2005 through October 10, 2005 time period.

      A copy of the Corporation’s Bylaws is available on request to the Corporate Secretary at A. Schulman, Inc., 3550 West Market Street, Akron, Ohio 44333.

Revocation of Proxies

      A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later dated proxy with regard to the same shares or by giving notice in writing or in open meeting.

Solicitation of Proxies

      The cost of soliciting the accompanying proxies will be borne by the Corporation. The Corporation may reimburse brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Directors and regular employees of the Corporation. Further, the Corporation has retained Georgeson Shareholder to perform solicitation services in connection with this proxy statement. For such services, Georgeson Shareholder will receive a fee of approximately $7,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

By order of the Board of Directors

GARY J. ELEK
Secretary

November 10, 2004

APPENDIX A

ADOPTED

OCTOBER 19, 2004
A. SCHULMAN, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) of A. Schulman, Inc. (the “Company”) is to:

•	Assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the accounting and financial reporting process of the Company, including:

•	the quality and integrity of the Company’s financial statements and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of, and the Company’s relationship with, its independent auditors;

•	the performance of the Company’s systems of internal accounting and financial controls;

•	the performance of the Company’s systems of internal auditing (the “Internal Auditing function”); and

•	the annual independent audit of the Company’s financial statements.

•	Prepare the annual Audit Committee Report to be included in the Company’s proxy statement.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and shall have the authority to engage independent outside counsel, auditors or other advisers as it determines necessary to carry out its duties as determined by the Committee. The Company shall provide for appropriate funding as determined by the Committee in its capacity as a committee of the Board for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties and for payment of compensation (i) to the registered public accounting firm retained by the Company for the purpose of rendering or issuing an audit report (the “Outside Auditors”); and (ii) to any advisers employed by the Committee.

      The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board for approval. The Committee shall submit this Charter, and any amendments thereto, to the Board for approval and cause this Charter to be published in accordance with applicable regulations including, but not limited to, those of the Securities and Exchange Commission.

Membership

      The Committee shall be comprised of not less than three directors, each of whom shall be independent, nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The Committee’s composition will meet the independence, experience and other requirements of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”), including, without limitation, the NASD’s Audit Committee Policy. In this regard, each member of the Committee must be able to read and understand fundamental financial statements and the Committee shall endeavor to have at least one member who meets the Securities and Exchange Commission’s definition of “audit committee financial expert” and at least one member who has accounting or related financial management expertise.

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ADOPTED
OCTOBER 19, 2004

      The Board shall appoint the Committee members at the Board meeting held after each annual meeting of stockholders or at any other Board meeting as it deems necessary or appropriate. The Board shall appoint the Chair of the Committee. If a Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Meetings and Reports

      The Committee shall meet as frequently as it deems necessary and appropriate. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee as they deem necessary and appropriate. Meetings of the Committee may be held telephonically.

      The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings. Members of management and the Board are free to suggest items for inclusion in the agenda for the Committee’s meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

      The Committee shall meet periodically in separate private sessions with each of: (i) senior management, (ii) the head of the Internal Auditing function, (iii) the Compliance Officer, (iv) the Outside Auditors, and (v) as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee shall meet with senior management and the Outside Auditors quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures. The Committee may request any officer or employee of the Company or the Company’s outside counsel or Outside Auditor to attend a meeting of the Committee or to meet with any member of, or advisers to, the Committee.

      The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee, including executive sessions, and make them available to the Board.

      The Committee shall provide the report of the Committee to be contained in the Company’s annual proxy statement, as required by the rules of the Securities and Exchange Commission.

Authority and Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the Outside Auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, the Outside Auditors, as well as the internal auditors responsible for the Internal Auditing function (the “Internal Auditors”) have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to be providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the Internal Auditing function or Outside Auditor’s work. Each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations unless he or she has reason to inquire further.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the

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ADOPTED
OCTOBER 19, 2004

Committee outlined in this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board from time to time.

Financial Statement and Disclosure Matters

•	The Committee shall review with management and the Outside Auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), recommend to the Board whether said financial statements should be included in such Annual Report, and review and consider with the Outside Auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 as amended from time to time. The Committee may delegate responsibility for the review of such financial results to a member of the Committee.

•	The Committee shall review with management and the Outside Auditors the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee may delegate responsibility for the review of such financial results to a member of the Committee.

•	The Committee shall review with the Company’s principal executive officer and principal financial officer any issues pertaining to the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and any other information required to be disclosed to it in connection with the filing of such certifications, including (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	The Committee will review with management and the Outside Auditor at least quarterly, significant financial reporting issues, if any, that arose and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of critical accounting principles, any major issues as to the adequacy and quality of the Company’s disclosure procedures and controls and any special steps taken or changes made to respond to material control deficiencies.

•	The Committee shall review and discuss with the Outside Auditor the reports from the Outside Auditor with respect to:

•	all critical accounting policies and decisions;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the Outside Auditor; and

•	other material written communications between the Outside Auditor and management, such as any management letter or schedule of adjustments.

Oversight of Internal Controls and Internal Auditing Function

•	The Committee shall discuss with management and the Internal Auditors the quality and adequacy of the Company’s internal accounting and financial controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and

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ADOPTED
OCTOBER 19, 2004

matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission. The Committee shall discuss with the Outside Auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit.

•	The Committee shall:

•	Periodically meet separately with the Internal Auditors;

•	Review and approve the annual internal audit plan; and

•	Discuss with the Internal Auditors its review of the operations of the Company and the systems of internal controls and, when deemed appropriate, management’s responses thereto.

Oversight of the Company’s Compliance Function

•	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with management, the Compliance Officer, the Company’s counsel and the Outside Auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	The Committee shall review and discuss with Management, the Compliance Officer, the Company’s counsel and the Outside Auditor, legal matters that may have a material impact on the financial statements or the Company’s compliance policies, including reports and disclosures of insider and affiliated party transactions and any knowledge of fraud or breach of fiduciary duties.

•	The Committee shall review and approve all “related party transactions” as such terminology is defined under Item 404 of Regulation S-K under the Securities Act of 1933.

Oversight of the Company’s Relationship with the Outside Auditor

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Outside Auditors (including resolution of disagreements between management and the Outside Auditors regarding financial reporting) and the Company’s Outside Auditors shall report directly to the Committee. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Outside Auditor.

•	The Committee shall:

•	Request from the Outside Auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Standard Number 1 of the Independence Standards Board;

•	Discuss with the Outside Auditors any such disclosed relationships and their impact on the Outside Auditor’s independence; and

•	Take appropriate action to oversee independence of the Outside Auditor.

•	The Committee shall review the experience, qualifications and performance of the independent audit team, ensuring that all audit engagement team rotation requirements, as promulgated by applicable rules and regulations, are executed, and establishing hiring policies for employees or former employees of the Outside Auditors.

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ADOPTED
OCTOBER 19, 2004

•	The Committee shall obtain and review a report from the Outside Auditor at least annually addressing (i) the Outside Auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues and (iv) all relationships between the independent auditor and the Company (in order to assess the Outside Auditor’s independence).

•	The Committee shall consider whether the Outside Auditor’s performance of permissible non-audit services, together with the relationships between the Outside Auditor and the Company described above, are compatible with maintaining the Outside Auditor’s independence.

•	The Committee shall review and approve in advance the annual audit plan and scope of work of the Outside Auditor and fee arrangements, including staffing of the audit, and shall review with the Outside Auditor any audit-related concerns and management’s response. With respect to auditing services, the Committee’s approval of the engagement letter with the Outside Auditor will constitute approval of the audit services to be provided thereunder.

•	The Committee shall pre-approve all non-audit services (including the fees and terms thereof) to be performed for the Company by the Outside Auditor, to the extent required by law, according to established procedures. The Committee may delegate to one or more Committee members the authority to pre-approve non-audit services to be performed by the Outside Auditor, provided that such pre-approvals shall be reported to the full Committee at its next regularly scheduled meeting. Attached hereto as Appendix A are the Committee’s pre-approval policies for the approval of non-audit services.

Delegation

      In addition to the delegation of duties and responsibilities specifically set forth in this Charter, the Committee, in its discretion, may delegate all or a portion of its duties and responsibilities to one or more members of the Committee, provided that any action taken by such member(s) is ratified by the full Committee and provided that any such member(s) must conduct their business in accordance with this Charter.

5

Appendix A

STATEMENT OF POLICY

OF THE
AUDIT COMMITTEE OF
A. SCHULMAN, INC.
PRE-APPROVAL OF ENGAGEMENTS FOR NON-AUDIT SERVICES

A. Schulman Inc.

Audit Committee
Audit and Non-Audit Services
Pre-Approval Policies and Procedures

Background

      The purpose of these policies and procedures is to ensure that A. Schulman Inc. (“ASI”) and its subsidiaries are in full compliance with the Sarbanes-Oxley Act of 2002 (“SO”) and the SEC Rules regarding Auditor Independence. This document sets forth the policies and procedures of the Audit Committee of the Board (“AC”) with regard to permitted audit and non-audit services and the pre-approval of such services.

      These policies and procedures comply with the requirements for pre-approval, but also provide a mechanism by which ASI management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations.

Prohibited Services

      Under no circumstances will the Audit Committee approve the engagement of the PricewaterhouseCoopers (“PwC”) for the performance of services that are prohibited by section 201(a) of the Act (15 U.S.C. § 78j-1(g)), or by § 210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)). Such prohibited services include the following:

1. Bookkeeping or other services related to the accounting records or financial statements of the Company, unless the results of those services will not be subject to audit procedures during an audit of the Company’s financial statements;

2. Services relating to the design or implementation of financial information systems, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;

3. Services relating to appraisals or valuations, fairness opinions, or contribution-in-kind reports, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;

4. Any actuarially-oriented services (other than assisting the Company in understanding the methods, models, assumptions, and inputs used in computing an amount), unless the results of those services will not be subject to audit procedures during an audit of the Company’s financial statements;

5. Internal audit outsourcing services relating to the Company’s internal accounting controls, financial systems, or financial statements, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;

6. Any management functions, whether or not temporary, including any decision-making, supervisory, or ongoing monitoring function for the Company;

7. Any services relating to human resources of the Company, including searching for, testing, investigating, negotiating, or providing recommendations or advice with respect to human resources or prospective human resources;

8. Any services relating to acting as a broker-dealer, promoter, or underwriter for the Company, including providing advice, exercising discretionary authority, or assuming custodial responsibility with respect to investment decisions or assets of the Company;

9. Any service that can be provided only by a person licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is to be rendered;

10. Providing an expert opinion or other expert service for the Company, or for the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation, except for factual accounts or testimony explaining work that the PwC has performed, positions that the PwC has taken, or conclusions that the PwC has reached during the performance of any permitted service for the Company; and

11. Any other service that the Public Company Accounting Oversight Board may from time to time determine by regulation to be impermissible.

Procedures

      1. Ratification of Permitted Audit and Non-Audit Services

a. ASI management and PwC shall jointly submit to the AC a Services Matrix (Exhibit 1) of permitted audit and non-audit services for which ASI management may want to engage PwC.

b. The Matrix will categorize the types of audit and non-audit services and provide a corresponding explanation of each service in sufficient detail to enable the AC to understand the nature of the work.

c. The Matrix will be submitted annually.

d. The AC will review each service category on the Matrix and either approve or reject each service category. The approval of the Matrix is merely a ratification of the types of services for which the principal auditor may be engaged. The services are subject to the pre-approval procedures (see 2 and 3 below).

e. The Matrix will be revised as needed to include only those categories of services approved by the AC.

f. The Matrix will be distributed by ASI management to the appropriate personnel within the operating companies worldwide and will be distributed by PwC to its partners serving ASI worldwide.

      2. Pre-Approval Request

a. Management and PwC shall jointly submit an Pre-Approval Request (Exhibit 2), which will list each permitted category of service for which there are known and/or anticipated audit and non-audit services. The Pre-Approval Request will list the services by category in accordance with the Matrix and a description of the service. (The Pre-Approval Request also will list the corresponding budget or range of fees for each category of service.)

b. When preparing the request, management and PwC will utilize the most current version of the ratified Services Matrix.

c. The AC will review the Pre-Approval Request with both management and PwC.

d. The AC will either approve or reject each of the items on the Pre-Approval Request (and the associated fees) or defer its decision to a later date.

e. Management then will prepare a list of Pre-Approved Services. Management will distribute the list internally to appropriate personnel worldwide; PwC will distribute the list to its partners who provide services to ASI worldwide.

f. Approval of engagement expires one year after date of approval if engagement has not been commenced.

      3. Designation of Primary AC Member or Members and Interim Pre-Approval Procedures

a. During the course of the year there may be additional non-audit services that are identified by ASI management that are desired and were not contained in the Annual Pre-Approval Request.

b. The AC will designate one or more members to have the authority to pre-approve interim requests for additional non-audit services.

c. Prior to engaging PwC for such services, ASI management should submit to one of the designated AC members an Interim Services Pre-Approval Request Form (Exhibit 3).

d. The designated AC member should act upon the request as expeditiously as possible by either approving or rejecting the request and notifying ASI management.

e. This Audit Committee member would have to an independent member of the Company’s Board of Directors. The AC may not delegate its authority to management or an employee of the Company.

      4. On-Going Monitoring of Approved Audit and Non-Audit Services

a. At each AC meeting, the designated AC member or members should report to the Committee any interim service pre-approvals since the last AC meeting. R. A. Stefanko will assist AC member or members in providing any information required.

b. ASI management and PwC will provide the AC with a summary description of ongoing projects and a year to date (ending the quarter before the month of the AC meeting) of the actual fees (as compared to the pre-approved budget for services and an updated estimate for the full year).

Exhibit 1: Services Matrix

Audit Services	All services performed to comply with auditing standards. These services include the audit and review of financial statements for the Company, statutory and regulatory filings that generally only the principal auditor can provide, and audits of income tax provisions and related reserves.

Audit-Related Services	Audit of employee benefit plans Attest services re: financial reporting that are not required by statute or regulation Sarbanes-Oxley documentation procedures Due diligence related to mergers and acquisitions Internal control reviews Financial accounting and reporting consultations Accounting consultations and audits in connection with acquisitions Procedures performed for SAS 70 reports Other

Tax Services

Federal and state tax compliance	Preparation and/or review of tax returns, including sales and use tax, excise tax, income tax, and property tax. Consultation regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the company.

International (non-U.S.) tax compliance	Preparation and review of income, local, VAT, and GST tax returns. Consultation regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the company. Preparation or review of U.S. filing requirements for foreign corporations.

Federal and state tax consulting	Assistance with tax audits. Responding to requests from the company tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Tax advice on mergers, acquisitions, and restructurings.

International (non-U.S.) tax consulting	Assistance with tax examinations. Responding to requests for advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax, and equivalent taxes in the jurisdiction. Tax advice on restructurings, mergers, and acquisitions.

Transfer pricing	Advice and assistance with respect to transfer pricing matters, including preparation of reports used by the company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions.

Customs and duties	Compliance reviews and advice on compliance in the areas of tariffs and classification, origin, pricing, and documentation. Assistance with customs audits.

Expatriate tax services	Preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices

Tax Strategies	Any potentially abusive tax strategy must be expressly approved by the Audit Committee prior to commencement of any services and are not permissible under this policy.

All Other Services

Exhibit 2: Pre-Approval Request

Audit Firm:

Audit Period:
Date:

		Budget	Approved/
Service Category	Description	(In USD)	Rejected

Exhibit 3: Interim Services Pre-Approval Request Form

Audit Firm:

Audit Period (Year):
Operating Company:
Country:
Prepared By:

	Budget		Approved/
Service Description	(In USD)	Reviewed By	Rejected

DETACH CARD
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PROXY

A. SCHULMAN, INC.

This Proxy is Solicited on Behalf of the Board of Directors of

A. Schulman, Inc. for the Annual Meeting of
Stockholders to be Held on December 9, 2004

The undersigned hereby appoints TERRY L. HAINES, ROBERT A. STEFANKO, and GARY J. ELEK and each of them as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock of A. Schulman, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders of A. Schulman, Inc. to be held on December 9, 2004 and at any adjournments or postponements thereof, in the manner specified on this proxy card and as fully as the undersigned could do if personally present at the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

SEE REVERSE SIDE

DETACH CARD
--------------------------------------------------------------------------

(Continued from the other side)

☒ Please mark your votes as in this example.

This proxy is solicited on behalf of the Board of Directors of A. Schulman, Inc. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposals 1 and 2.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Class III Directors
Nominees:   Terry L. Haines     Dr. Paul Craig Roberts     James A. Karman     Joseph M. Gingo
To withhold authority to vote for any individual nominee, mark “FOR all nominees listed at left except as marked to the contrary” and write that nominee’s name on the line below.
	FOR all nominees listed at left ☐	WITHHOLD authority to vote for all nominees listed at left ☐	FOR all nominees listed at left except as marked to the contrary ☐

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accounts for the fiscal year ending August 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein.

SIGNATURE	DATE

SIGNATURE (if held jointly)	DATE

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.